Exhibit 99.1

News Release

For release on Wed. Aug 14, 2019 at 1:05 p.m. PT

Inpixon Reports Second Quarter 2019 Financial Results and Provides Corporate Update

Conference Call To Be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif. – Inpixon (Nasdaq: INPX), a leading indoor positioning and data analytics company, today reported financial results for the second quarter ended June 30, 2019 and provided an update on corporate developments.

Second Quarter 2019 Financial Results

Revenues: Revenues for the three months ended June 30, 2019 were approximately $1.5 million compared to approximately $839,000 for the comparable period in the prior year for an increase of approximately $652,000, or approximately 78%. Revenues increased in the second quarter of 2019 over the prior period in 2018 due to an increase in our IPA revenues resulting from an increased focus on the IPA product line.

Gross Profit Margin: The gross profit margin for the three months ended June 30, 2019 was 74% compared to 69% for the three months ended June 30, 2018. This increase in margin is primarily due to the increase in higher margin IPA revenue during these periods.

Loss From Operations: Loss from operations for the three months ended June 30, 2019 was $4.7 million as compared to $4.5 million for the comparable period in the prior year. This increase of approximately $0.2 million was primarily attributable to the higher gross margin offset by higher operating expenses (like acquisition costs, legal fees, stock-based comp) during the three months ended June 30, 2019.

Second Quarter 2019 Business Highlights and Recent Developments

●	Inpixon announced it has signed a definitive agreement to acquire Jibestream Inc., a premier provider of indoor mapping and location technology. Jibestream offers a full-featured geospatial platform that integrates business data with high-fidelity indoor maps to create smart indoor spaces.

●	Inpixon announced it has completed the acquisition and licensing of a broad portfolio of global positioning system (GPS) assets and intellectual property from GTX Corp (OTCQB: GTXO). The transaction is intended to allow Inpixon to expand the breadth of available solutions it can offer to enterprise and government customers and to offer seamless positioning as one transitions between outdoor and indoor environments.

●	Inpixon announced the launch of IPA Wi-Fi™ and support of IPA Pod™ sensors within the IPA Wi-Fi solution. The announcement marks an important milestone in the company’s plan to capture market share in the fast-growing Wi-Fi analytics and indoor positioning markets.

●	Inpixon announced it is collaborating with the National Anti-Organized Retail Crime Association (NAORCA Worldwide) to combat retail crime by providing a free 90-day trial offer for IPA Video™ to retail members of national or regional organized retail crime (ORC) associations.

●	Inpixon announced it has completed the acquisition of Locality Systems Inc., a technology company based near Vancouver, Canada, specializing in wireless device positioning and radio frequency (RF) augmentation of video surveillance systems.

All results summarized in this press release (including the financial statement tables) should be considered preliminary, are qualified in their entirety by the financial statement tables included in this press release and are subject to change. Please refer to Inpixon’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, which will be filed with the U.S. Securities and Exchange Commission on or about August 14, 2019.

Conference Call Information

Management will host a conference call on Wednesday, August 14, 2019. at 4:30 p.m. Eastern Time to review financial results and corporate highlights and to provide an update on developments.

To listen to the conference call, interested parties within the U.S. should dial 1-844-824-3831. International callers should dial +1-412-317-5141. All callers should ask for the Inpixon conference call. The conference call will also be available through a live webcast, which can be accessed at https://services.choruscall.com/links/inpx190814.html or via the Investor section of Inpixon’s website at http://client.irwebkit.com/inpixon/events.

A replay of the call will be available approximately one hour after the end of the call through September 14, 2019. The replay can be accessed via Inpixon’s website or by dialing 1-877-344-7529 (U.S.) or +1-412-317-0088 (international). The replay conference playback code is 10134300.

About Inpixon

Inpixon (Nasdaq: INPX) is a leader in Indoor Positioning Analytics (IPA). The Inpixon IPA platform includes sensors designed to find all accessible cellular, Wi-Fi, and Bluetooth devices anonymously. Paired with a high-performance data analytics platform, this technology delivers visibility, security, and business intelligence on any commercial or government location worldwide. Inpixon’s products and professional services group help customers take advantage of mobile, big data, analytics, and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insight on IPA, follow Inpixon on LinkedIn, @InpixonHQ on Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the performance of management and employees, Inpixon’s ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon’s periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact

Inpixon Investor Relations:

CORE IR

Scott Arnold, Managing Director

+1 516-222-2560

www.coreir.com

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INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except number of shares and par value data)

	As of
	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$1,651	$1,008
Accounts receivable, net	2,384	1,280
Notes and other receivables	--	4
Inventory	680	568
Prepaid assets and other current assets	444	496
Total Current Assets	5,159	3,356

Property and equipment, net	138	202
Operating lease right-of-use asset, net	473	--
Software development costs, net	1,641	1,690
Intangible assets, net	5,609	4,509
Goodwill	634	--
Loan to related party	10,031	2,204
Other assets	201	217
Total Assets	$23,886	$12,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,274	$1,129
Accrued liabilities	1,304	1,792
Operating lease obligation	282	--
Deferred revenue	195	234
Short-term debt	7,094	4,127
Acquisition liability	460	--
Total Current Liabilities	10,609	7,282

Long Term Liabilities
Long-term debt	73	74
Operating lease obligations, noncurrent	220	--
Other liabilities	491	19
Acquisition liability	750	--
Total Liabilities	12,143	7,375

Commitments and Contingencies

Stockholders’ Equity:
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 Convertible
Preferred Stock - 10,415 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of June 30, 2019 and December 31, 2018, respectively, and Series 5 Convertible
Preferred Stock - 12,000 shares authorized; 126 and 0 issued, and 126 and 0 outstanding as of June 30, 2019 and December 31, 2018, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 12,791,442 and 1,581,893 issued and 12,791,429 and 1,581,880 outstanding as of June 30, 2019 and December 31, 2018, respectively.	13	2
Additional paid-in capital	140,503	123,224
Treasury stock, at cost, 13 shares	(695)	(695)
Accumulated other comprehensive income	57	26
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(128,157)	(117,772)
Stockholders’ Equity Attributable to Inpixon	11,721	4,785

Non-controlling interest	22	18

Total Stockholders’ Equity	11,743	4,803

Total Liabilities and Stockholders’ Equity	$23,886	$12,178

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenues	1,491	839	2,854	1,687
Cost of Revenues	391	256	727	520

Gross Profit	1,100	583	2,127	1,167

Operating Expenses
Research and development	796	253	1,752	523
Sales and marketing	681	479	1,314	811
General and administrative	3,018	3,530	6,368	6,473
Acquisition related costs	510	--	647	16
Amortization of intangibles	820	804	1,633	1,607
Total Operating Expenses	5,825	5,066	11,714	9,430

Loss from Operations	(4,725)	(4,483)	(9,587)	(8,263)

Other Income (Expense)
Interest expense	(509)	(80)	(865)	(902)
Loss on exchange of debt for equity	(160)	--	(160)	--
Change in fair value of derivative liability	--	--	--	48
Gain on the sale of Sysorex Arabia	--	--	--	23
Other income/(expense)	163	(9)	232	(12)
Total Other Income (Expense)	(506)	(89)	(793)	(843)

Net Loss from Continuing Operations	(5,231)	(4,572)	(10,380)	(9,106)

Loss from Discontinued Operations, Net of Tax	--	(1,283)	--	(2,993)

Net Loss	(5,231)	(5,855)	(10,380)	(12,099)

Net Income Attributable to Non-controlling Interest	9	3	4	2

Net Loss Attributable to Stockholders of Inpixon	$(5,240)	$(5,858)	$(10,384)	$(12,101)

Deemed dividend to preferred stockholders	--	(9,727)	--	(11,235)
Deemed dividend for triggering of warrant down round feature	--	--	(1,250)	--
Net Loss Attributable to Common Stockholders	$(5,240)	$(15,585)	$(11,634)	$(23,336)

Net Loss Per Basic and Diluted Common Share
Loss from continuing operations	$(0.56)	$(39.49)	$(1.69)	$(86.85)
Loss from discontinued operations	--	(3.54)	--	(12.78)
Net Loss Per Share - Basic and Diluted	$(0.57)	$(43.05)	$(1.69)	$(99.64)

Weighted Average Shares Outstanding
Basic and Diluted	9,257,898	362,060	6,889,873	234,198

Comprehensive Loss
Net Loss	$(5,231)	$(5,855)	(10,380)	(12,099)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	39	2	31	(5)
Comprehensive Loss	$(5,192)	$(5,853)	$(10,349)	$(12,104)

INPIXON AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Six Months Ended
	June 30,
	2019	2018
	(Unaudited)
Cash Flows (Used In) from Operating Activities
Net loss	$(10,380)	$(12,099)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	527	1,040
Amortization of intangible assets	1,633	2,645
Amortization of right of use asset	164	--
Stock based compensation	1,748	857
Amortization of technology	33	33
Loss on exchange of debt for equity	160	--
Change in fair value of derivative liability	--	(48)
Amortization of debt discount	798	417
Provision for doubtful accounts	105	221
Gain on earnout	--	(934)
Gain on the settlement of liabilities	--	(262)
Gain on the sale of Sysorex Arabia	--	(23)
Other	26	2

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,198)	742
Inventory	(109)	(62)
Other current assets	55	78
Prepaid licenses and maintenance contracts	--	(12)
Other assets	(182)	(41)
Accounts payable	132	(6,934)
Accrued liabilities	53	(3,561)
Deferred revenue	(67)	52
Other liabilities	(66)	(40)
Total Adjustments	3,812	(5,830)
Net Cash Used in Operating Activities	(6,568)	(17,929)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(44)	(39)
Investment in capitalized software	(465)	(364)
Investment in Athentek	--	(175)
Investment in GTX	(250)	--
Investment in Locality	(204)	--
Net Cash Flows Used in Investing Activities	(963)	(578)

Cash Flows From (Used in) Financing Activities
Net repayments to bank facility	(23)	(1,141)
Net proceeds from issuance of common stock, preferred stock and warrants	10,859	27,961
Repayment of notes payable	(1)	(113)
Advances to related party	(8,945)	--
Repayments from related party	1,683	--
Net proceeds from promissory notes	4,500	--
Net Cash Provided By Financing Activities	8,073	26,707

Effect of Foreign Exchange Rate on Changes on Cash	31	(5)

Net Increase in Cash, Cash Equivalents and Restricted Cash	573	8,195

Cash, Cash Equivalents and Restricted Cash - Beginning of period	1,218	351

Cash, Cash Equivalents and Restricted Cash - End of period	$1,791	$8,546